EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Vertical Computer Systems, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 9, 2001, relating to the consolidated financial statements and schedules of Vertical Computer Systems, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.


/s/ BDO SEIDMAN, LLP

Los Angeles, CA
July 12, 2001